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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


Date of Report: October 23, 1997

                           COVENTRY INDUSTRIES CORP.
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            (Exact name of registrant as specified in its charter)

  FLORIDA                            000-22653                   65-0353816
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(State or other                    (Commission                   (IRS Employer
jurisdiction of                    File Number)                  Identification
incorporation)                                                          Number)

                          7777 Glades Road, Suite 211
                             Boca Raton, Fl 333433
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 561-488-4802

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)




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         The Registrant hereby amends the items of its Report on Form 8-K as filed on October 23, 1997 as set forth below:

Item 5.           Other Event.

         As disclosed in the annual report on Form 10-KSB of Workforce Systems Corp., a Florida corporation (the "Company"), Yucatan Holding Company, a Florida corporation ("Yucatan") was the shareholder of record of an aggregate of 504,891 shares of the Company's common stock. Of such amount, Jayme Dorrough, the sole officer, director and shareholder of Yucatan held sole voting and depository power as to 304,891 shares and Ella Chesnutt, a former officer and director of both the Company and Yucatan, held sole voting and depository power as to the remaining 200,000 shares. On October 22, 1997 the Company repurchased the 304,891 shares of common stock from Yucatan over which Mrs. Dorrough held voting and depository power, which represented approximately 11.8% of the then issued and outstanding common stock. The terms of the cash transaction were not disclosed. Following such repurchase, the shares were returned to the treasury of the Company with the status of authorized but unissued common stock, thereby reducing the number of issued and outstanding shares of common stock to 2,278,455 shares.

         Following such transaction, Mrs. Dorrough, an officer of the Company and a member of the Board of Directors of the Company, voluntarily resigned her seat on the Company's Board and from all offices with the Company.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 1998                      By: /s/ Robert L. Hausman
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                                                Robert L. Hausman,
                                                President

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